     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1996
                                                  REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                        HEALTHPLAN SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   13-3787901
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                  Identification Number)


                   3501 FRONTAGE ROAD, TAMPA, FLORIDA  33607
         (address, including zip code, of principal executive offices)
                                  ------------
       HEALTHPLAN SERVICES CORPORATION 1996 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                                  ------------
                              JAMES K. MURRAY, JR.
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                        HEALTHPLAN SERVICES CORPORATION
                               3501 FRONTAGE ROAD
                             TAMPA, FLORIDA  33607
                                 (813) 289-1000
(Name, address and telephone number, including area code, of agent for service)
                                  ------------
      COPIES OF ALL COMMUNICATIONS, INCLUDING COPIES OF ALL COMMUNICATIONS
                 SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:

                            David C. Shobe, Esquire
                         Fowler, White, Gillen, Boggs,
                           Villareal and Banker, P.A.
                     501 East Kennedy Boulevard, Suite 1700
                             Tampa, Florida  33602
                                  ------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                 PROPOSED MAXIMUM              PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF      AMOUNT TO BE   OFFERING PRICE PER SHARE      AGGREGATE OFFERING PRICE     AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED (1)            (2)                            (2)             REGISTRATION
- -------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share.............  500,000 shares         $21.3125                     $10,656,250.00         $3,674.57
===================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in the event of a share split, share dividend, split-up, recapitalization or other similar event.
(2) Calculated on the basis of the average of the high and low prices for the Company's common stock on the New York Stock Exchange Composite tape on June 27, 1996 in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

================================================================================

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


ITEM 2.   COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by HealthPlan Services Corporation (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated herein by reference as of their respective dates:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

(b) The Company's Form 10-Q for the quarter ending March 31, 1996, filed with the Commission pursuant to section 13(a) of the Exchange Act.

(c) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A dated May 12, 1995, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware (the "General Corporation Law") grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent.
Section 102(b)(7) of the General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its certificate of incorporation a provision eliminating or limiting the personal liability of its directors to such corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

     The Company's certificate of incorporation (the "Certificate of Incorporation") includes an Article which allows the Company to take advantage of Section 102(b)(7) of the General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the General Corporation Law, of officers and directors of the Company. The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

      4.1  Amended and Restated Articles of Incorporation of the
           Registrant, as amended and restated through May 28, 1996.

      4.3  HealthPlan Services Corporation 1996 Employee Stock Option
           Plan.

      5.1  Opinion of Fowler, White, Gillen, Boggs, Villareal and
           Banker, P.A., as to the legality of the securities being registered.

      23.1 Consent of Fowler, White, Gillen, Boggs, Villareal and
           Banker, P.A. (appears in its opinion filed as Exhibit 5.1).

      23.2 Consent of Coopers & Lybrand L.L.P.

      23.3 Consent of Price Waterhouse LLP.


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any lability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 15th day of June, 1996.

                                     HEALTHPLAN SERVICES CORPORATION


                                        By:  /s/ James K. Murray, Jr.
                                           -------------------------------------
                                           James K. Murray, Jr., President and
                                           Chief Executive Officer
                                           (Principal Executive Officer)



                                       By:  /s/ James K. Murray, III
                                           -------------------------------------
                                           James K. Murray, III, Executive Vice
                                           President and Chief Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                      TITLE                         DATE
      ---------                      -----                         ----
/s/ William L. Bennett       Chairman of the Board;             June 15, 1996
- -------------------------    Director                           -------------
    William L. Bennett

/s/ James K. Murray, Jr.     President and Chief                June 15, 1996
- -------------------------    Executive Officer; Director        -------------
    James. K. Murray, Jr.    (Principal Executive Officer)


- -------------------------    Director                           -------------
 Joseph A. Califano, Jr.




      SIGNATURE                      TITLE                         DATE
      ---------                      -----                         ----
/s/ Joseph S. DiMartino            Director                     June 15, 1996
- ---------------------------                                     -------------
    Joseph S. DiMartino

                                   Director                     -------------
- ---------------------------
      John R. Gunn

/s/ Charles H. Guy, Jr.            Director                     June 15, 1996
- ---------------------------                                     -------------
    Charles H. Guy, Jr.

                                   Director
- ---------------------------                                     -------------
        Nancy Kane

                                   Director
- ---------------------------                                     -------------
      David Nierenberg

                                   Director
- ---------------------------                                     -------------
      James G. Niven


/s/ Trevor G. Smith                Director                     June 15, 1996
- ---------------------------                                     -------------
    Trevor G. Smith


/s/ Samuel F. Pryor, IV            Director                     June 15, 1996
- ---------------------------                                     -------------
    Samuel F. Pryor, IV


                               INDEX TO EXHIBITS


                                                                      SEQUENTIALLY
EXHIBIT                                                                 NUMBERED
NUMBER                         DESCRIPTION OF EXHIBITS                    PAGE
- -------                        -----------------------                -------------
4.1      Amended and Restated Articles of Incorporation, as amended.

4.3      HealthPlan Services Corporation 1996 Employee Stock Option
            Plan.

5.1      Opinion of Fowler, White, Gillen, Boggs, Villareal and Banker,
            P.A., as to the legality of the securities being registered.

23.1     Consent of Fowler, White, Gillen, Boggs, Villareal and Banker,
            P.A. (appears in its opinion filed as Exhibit 5.1).

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of Price Waterhouse LLP.
